As filed with the U.S. Securities and Exchange Commission on October 23, 2026

Registration No. 333-[      ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Decent Holding Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	4950	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4th Floor & 5th Floor North Zone, Dingxin Building
No. 106 Aokema Avenue,
Laishan District, Yantai, Shandong Province
People’s Republic of China 264003
Telephone: +86 0535-5247776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 23, 2026

Up to 822,828 Class A Ordinary Shares Issuable Upon Exercise of Warrants

Decent Holding Inc.

This prospectus relates to the potential offer and sale from time to time by the selling shareholder (the “Selling Shareholder”) identified in this prospectus of up to an aggregate of 822,828 Class A ordinary shares (the “Class A ordinary shares”), par value $0.0025 per share, of Decent Holding Inc. (“Decent Cayman”, “the Company”, “we”, “our”, or “us”), issuable upon the exercise of the ordinary share purchase warrants (the “Warrants”) issued to the Selling Shareholder in a private placement pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) dated October 2, 2026 by and among us and the Selling Shareholder (the “Warrant Shares”).

We are registering the Warrant Shares on behalf of the Selling Shareholder pursuant to the Selling Shareholder’s registration rights under a registration rights agreement (the “Registration Rights Agreement”) dated October 2, 2026 by and among us and the Selling Shareholder. Our registration of the Warrant Shares pursuant to this prospectus does not mean that the Selling Shareholder will sell any of the Warrant Shares offered hereby. The Selling Shareholder, or its pledgees, donees, transferees, assignees or other successors-in-interest, may offer and sell any or all of the Warrant Shares in a number of different ways and at varying prices. See the section titled “Plan of Distribution” beginning on page 36 of this prospectus for more information about how the Warrant Shares may be sold.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Warrant Shares by the Selling Shareholder pursuant to this prospectus.

The Warrant Shares offered by this prospectus will be issued by us to the Selling Shareholder upon exercise of the Warrants held by the Selling Shareholder, prior to any resale of such shares pursuant to this prospectus.

We may receive cash proceeds of up to approximately $1.23 million from the exercise of the Warrants, assuming the exercise thereof for cash in full, although no assurance can be given that the Warrants will be exercised for cash, if at all. See the section titled “Selling Shareholder” beginning on page 34 of this prospectus for additional information regarding the Selling Shareholder.

This prospectus provides a general description of the securities being offered. You should read this prospectus before you invest in any of our securities.

Our Class A ordinary shares are listed on Nasdaq under the symbol “DXST”. On October 22, 2026, the last reported sale price of a Class A ordinary share on Nasdaq was $1.16.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus  Summary — Implications of Being an Emerging Growth Company”, “Prospectus Summary — Implications of Being a Foreign Private Issuer”, and “Prospectus Summary — Implications of Being a Controlled Company.”

We currently have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and Class B ordinary shares are identical, except with respect to voting. Each Class A ordinary share is entitled to one vote for each Class A ordinary share held and each Class B ordinary share is entitled to twenty (20) votes for each Class B ordinary share held (either on a poll or on a show of hands). The Class B ordinary shares are convertible into Class A ordinary shares at any time at the option of the holder. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to vote of our shareholders, unless otherwise required by applicable law or our fourth amended and restated memorandum and articles of association.

Decent Cayman is incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, Decent Cayman conducts its operations in China through its indirectly subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. (“Decent China”) and Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”) (together, the “Operating Subsidiaries” or the “PRC Operating Subsidiaries”). Decent Cayman holds its interest in Decent China through Decent HK and the WFOE, and holds its interest in Suncare through Decent HK. See the corporate structure chart under “Prospectus Summary — Corporate Structure” for additional detail. Investors in our equity securities should note that they are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by our PRC subsidiaries. They will not and may never directly hold equity interests in our Operating Subsidiaries. Decent Cayman indirectly controls and receives the economic benefits of Decent China’s and Suncare’s business operations, if any, through equity ownership. For more details, see “Item 3. Key Information - 3.D. Risk Factors — Risks Related to Doing Business in the PRC” set forth in our 2025 Annual Report incorporated herein by reference.

Because of our corporate structure as a Cayman Islands holding company with all operations conducted by our Operating Subsidiaries in China, it involves unique risks to investors. Furthermore, the changes in the Chinese policies, regulations, rules and the enforcement of laws regarding foreign ownership may occur quickly with little advance notice, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. In addition, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of the material risks of investing in our securities under the heading “Risk Factors” beginning on page 24 of this prospectus, and the risk factors set forth in our annual report on Form 20-F for the fiscal year ended October 31, 2025 (the “2025 Annual Report”).

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As confirmed by our PRC counsel, Guantao Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of China (“CAC”), after the amended Measures of Cybersecurity Review, or New Measures, became effective on February 15, 2022, since (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; and (ii) we are also not subject to security assessment for data cross-border transmission organized by the state cyberspace administration pursuant to Article 37 of the Regulations on the Security Management of Network Data (effective January 1, 2025), since we currently do not collect data that affects or may affect national security and we do not anticipate that we will be collecting data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information - D. Risk Factors —  The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” set forth in our 2025 Annual Report incorporated herein by reference.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”), announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies (the “Circular”), and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines (collectively, the “New Overseas Listing Rules”). On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies (the “Notice”). The Trial Measures came into effect on March 31, 2023. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days. As advised by our PRC counsel, we are required to submit a filing to the CSRC within three business days after the closing of our offerings. On February 7, 2024, we completed the record filing requirement for our initial public offering. We have submitted the filing materials for the offering closed on November 12, 2025 and October 5, 2026 to the CSRC within the statutory time limit. If the CSRC terminates our filing or determines that the issuance of our securities is not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC in connection with this offering within three business days after the closing of this offering, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, and we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” and “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.” set forth in our 2025 Annual Report incorporated herein by reference for a description of the New Overseas Listing Rules and how they may impact our Company and this resale offering.

As of the date of this prospectus, according to our PRC counsel, Guantao Law Firm, we are only required to complete the filing procedure in connection with our offerings (including any subsequent offerings) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behavior that are subject to these statements or regulatory actions.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, trading in our Class A ordinary shares may be prohibited if the PCAOB determines that it cannot completely inspect or investigate our auditor, and as a result Nasdaq may determine to delist our Class A ordinary shares. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a U.S. stock exchange. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (“2021 Determinations”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol” or “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our former auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offerings.

Our management team monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” set forth in our 2025 Annual Report incorporated herein by reference.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page 7 of this prospectus, and “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” and “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” set forth in our 2025 Annual Report incorporated herein by reference.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (the “WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers  have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page 7 of this prospectus.

Sales of a substantial number of our Class A ordinary shares in the public market, including the resale of the Warrant Shares held by the Selling Shareholder upon exercise of the Warrants pursuant to this prospectus, could occur at any time. These sales, or the perception in the market that the holders of a large number of our Class A ordinary shares intend to sell our Class A ordinary shares, could reduce the market price of our Class A ordinary shares and make it more difficult for you to sell the Class A ordinary shares that you hold at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a substantial number of Class A ordinary shares being registered pursuant to the registration statement of which this prospectus forms a part, the securities covered hereby may be offered and sold for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement of which this prospectus forms a part may continue for an extended period of time.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ beginning on page 24 of this prospectus and the risk factors set forth in the 2025 Annual Report before you make your investment decision.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that as of the date of this prospectus, Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, directly and indirectly through Decent Limited, a British Virgin Islands company controlled by him, beneficially owns approximately 16.97% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing approximately 88.69% of the total voting power. He will continue to beneficially own more than 50% of the voting power of our issued and outstanding ordinary shares following this resale offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Summary — Implications of Being a Controlled Company” on page 19 of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 18 of this prospectus and “Item 3. Key Information - 3.D. Risk Factors — Risks Related to Our Class A Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Item 3. Key Information - 3.D. Risk Factors — Risks Related to Our Class A Ordinary Shares  — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.” set forth in our 2025 Annual Report incorporated herein by reference.

Neither the U.S. Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2026.

PROSPECTUS

You should only rely on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Shareholder has authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or any prospectus supplement, as well as the information we have previously filed with the SEC and incorporated by reference, is accurate only as of their respective dates, regardless of its time of delivery or of any sale of the securities offered hereby. Our business, financial condition, operating results, and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholder may offer and sell from time to time up to an aggregate of 822,828 Warrant Shares upon the exercise of the Warrants. We will not receive any proceeds from the sale of the Warrant Shares, except that we may receive cash proceeds of up to approximately $1.23 million from the exercise of the Warrants, assuming the exercise thereof for cash in full.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. See “Where You Can Find Additional Information” on page 43 of this prospectus. Neither we nor the Selling Shareholder has authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus, any prospectus supplement or amendments thereto is not an offer to sell the securities described herein and is not soliciting an offer to buy the securities described herein in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus or any prospectus supplement, as well as the information we have previously filed with the SEC and incorporated by reference, is accurate only as of their respective dates, regardless of its time of delivery or of any sale of the securities offered hereby. Our business, financial condition, operating results, and prospects may have changed since those dates.

If necessary, the specific manner in which the Warrant Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date such as, a document incorporated by reference in this prospectus or any prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. Neither the delivery of this prospectus nor any distribution of the Warrant Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in this prospectus and consult your tax advisor with respect to your own particular circumstances.

This prospectus, including documents incorporated by reference herein, contains summaries of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended and Restated Memorandum and Articles of Association” is to the amended and restated memorandum and the amended and restated articles, adopted on September 26, 2024;

●	“Black odor water” is to polluted water caused by blackening iron sulfides and other blackening substances;

●	“Board of Directors” is to the board of directors of Decent Holding Inc.;

●	“BOD” is to biochemical oxygen demand, a specific period of time of the dissolved oxygen required by aerobic microorganisms in water during the oxidation process to decompose organic matter in water into inorganic matter at a certain temperature. It is a comprehensive index to indicate the content of aerobic pollutants such as organic matter in water;

●	“BOT” is to the build-operate-transfer or a construction-operation-transfer mode, which means the government to grant a concession for an infrastructure project to a contractor. The contractor is then responsible for the design, financing, construction and operation of the project during the concession period, as well as recovering costs, paying debts and earning profits. At the end of the concession period, the contractor must transfer the ownership of the project to the government;

●	“China” or the “PRC” is to the People’s Republic of China, excluding, solely for the purpose of this prospectus, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Class A ordinary shares” are to Class A ordinary shares, par value US$0.0025 per share, of Decent Holding Inc.;

●	“Class B ordinary shares” are to Class B ordinary shares, par value US$0.0025 per share, of Decent Holding Inc.;

●	“Decent Cayman” is to Decent Holding Inc., a Cayman Islands exempted company limited by shares;

●	“Decent China” is to Shandong Dingxin Ecology Environmental Co., Ltd., a PRC incorporated limited liability company. Decent China is a wholly owned subsidiary of Shandong Naxin Ecological Environment Engineering Co., Limited, the WFOE;

●	“Decent HK” is to Decent Hong Kong Holding International Limited, a Hong Kong company limited by shares, which is a wholly owned subsidiary of Decent Cayman;

●	“Exchange Act” is to the Securities Exchange Act of 1934, as amended;

●

“Fourth Amended and Restated Memorandum and Articles of Association” is to the amended and restated memorandum and the amended and restated articles, adopted on July 14, 2026 and effective July 14, 2026;

●	“FY2025,” “FY2024” and “FY2023” are to the fiscal years ended October 31, 2025, 2024 and 2023, respectively;

●	“PPP” is to the public-private partnership, which means an arrangement between a government and private sector institutions to provide services under market competition;

●	“RMB” or “Renminbi” is to the legal currency of the People’s Republic of China;

●	“SEC” or the “Commission” is to the U.S. Securities and Exchange Commission;

●	“Second Amended and Restated Memorandum and Articles of Association” is to the amended and restated memorandum and the amended and restated articles, adopted on May 9, 2025 and effective May 9, 2025;

●	“Securities Act” is to the Securities Act of 1933, as amended;

●	“Suncare” is to Suncare (Shanghai) Health Technology Co., Ltd., a PRC company limited by shares, which is a majority-owned subsidiary of Decent HK;

●	“Third Amended and Restated Memorandum and Articles of Association” is to the amended and restated memorandum and the amended and restated articles, adopted on February 23, 2026 and effective March 16, 2026;

●	“US$,” “$,” “dollars,” “USD” or “U.S. dollars” are to the legal currency of the United States;

●	“WFOE” is to Shandong Naxin Ecological Environment Engineering Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly owned subsidiary of Decent HK; and

●	“we,” “us,” “our,” “our company,” “the Company,” or “Decent Holding” are to Decent Cayman and its subsidiaries, and to Decent China and Suncare in the context of describing our operations and consolidated financial information.

Decent Cayman and its subsidiaries conduct business in the PRC, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of U.S. reporting. The relevant exchange rates are listed below:

	For the Year Ended October 31, 2025	For the Year Ended October 31, 2024	For the Year Ended October 31, 2023
Period Ended RMB: USD exchange rate	7.1169	7.1178	7.3166
Period Average RMB: USD exchange rate	7.2153	7.1855	7.0637

Any discrepancies in tables included in the prospectus between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

v

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus and any applicable prospectus supplement. It does not contain all of the information that may be important to you and your investment decision. Before investing in any of the securities offered by this prospectus, you should carefully read this entire prospectus and any applicable prospectus supplement, together with the additional information described under “Incorporation of Documents by Reference”, including the matters set forth under the sections of this prospectus and any applicable prospectus supplement captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report on Form 20-F for the fiscal year ended October 31, 2025 (the “2025 Annual Report”) and other SEC reports.

Overview

Decent Cayman is a holding company incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in China through our indirect subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. (“Decent China”) and Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), which are our Operating Subsidiaries in China.

We specialize in the provision of wastewater treatment by cleansing the industrial wastewater, ecological river restoration and river ecosystem management by enhancing the water quality, as well as microbial products primarily used for pollutant removal and water quality enhancement, through one of our Operating Subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. We believe we are among the pioneers in the field of water pollution treatment in China.

In addition, we have expanded our business into the provision of artificial intelligence-driven digital health and community-based senior care services by integrating online health management with offline community-based care, including chronic disease management, AI-enabled monitoring, smart elderly-care solutions, rehabilitation and therapy services, and cross-border wellness offerings, through one of our Operating Subsidiaries, Suncare (Shanghai) Health Technology Co., Ltd. We believe this expansion positions us to capture opportunities in the rapidly growing senior health and wellness market in China

Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products for water quality enhancement and pollutant cleansing purposes. We focus on research and development (“R&D”) to sharpen our innovation edge. So far, we have entered into a memorandum of understanding for scientific research and development with Yantai University and partnered with other academic institutions. We have an in-house R&D team with members possessing technical expertise in engineering and chemistry as well as a sharp business sense that we believe can accurately capture and meet our customers’ needs. As of the date of this prospectus, we own 16 patents and 9 software copyrights.

We have received a number of industry awards and certifications recognizing our success and achievements in technological innovations and market potential. Below is the highlight of some of our recent and major awards and certifications in respect of our business:

Year	Name of Award/Certification	Issuing Authority
2022	Yantai City Industrial Design Center	Yantai Municipal Bureau of Industry and Information Technology
2022	Yantai New Special Expertise Enterprise	Yantai Municipal Bureau of Industry and Information Technology
2022	High-Tech Enterprise	Shandong Provincial Department of Science and Technology, Shandong Provincial Department of Finance, and Shandong Provincial Taxation Bureau of the State Administration of Taxation

Corporate History

Decent Cayman is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Decent Cayman conducts its operations in China through its indirect PRC Operating Subsidiaries, Decent China and Suncare.

Decent Cayman was incorporated on January 6, 2022. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under the Fourth Amended and Restated Memorandum and Articles of Association (adopted by special resolution passed and effective on July 14, 2026), Decent Cayman’s authorized capital consists of US$2,500,000, divided into 900,000,000 Class A ordinary shares and 100,000,000 Class B ordinary shares of a par value of US$0.0025 each. Decent Cayman’s registered office is at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Decent HK was incorporated on February 24, 2022, under the laws of Hong Kong. Decent HK is a Hong Kong limited company and a wholly owned subsidiary of Decent Cayman. Decent HK is a holding company and does not have any operations.

WFOE was incorporated on September 30, 2022, under the laws of the People’s Republic of China. WFOE is a limited liability company, and a wholly owned subsidiary of Decent HK. WFOE is a holding company and does not have any operations.

Decent China was incorporated on September 5, 2011, under the laws of the People’s Republic of China. Decent China is a limited liability company and a wholly owned subsidiary of the WFOE.

Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”) was incorporated on December 24, 2025 under the laws of the People’s Republic of China. Suncare is a limited liability company and a majority-owned subsidiary of Decent HK.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Initial Public Offering

On January 23, 2025, we completed our initial public offering (“IPO”) on the Nasdaq Capital Market, issuing an aggregate of 1,250,000 ordinary shares, par value $0.0001 per share, at a price of $4.00 per share. In addition, on January 21, 2025, we entered into an underwriting agreement with Craft Capital Management LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 ordinary shares to cover the over-allotments option, if any. The initial public offering closed on January 23, 2025, with gross proceeds totaling US$5 million, before deducting underwriting discounts and offering expenses. The ordinary shares commenced trading on the Nasdaq Capital Market on January 22, 2025, under the ticker symbol “DXST.”

Dual-class Structure

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all 16,250,000 ordinary shares issued and outstanding were reclassified into Class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 ordinary shares issued and outstanding were reclassified into 5,000,000 Class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

Recent Developments

Follow-on Offering, November 2025

On November 10, 2025, the Company entered into securities purchase agreements with certain investors, pursuant to which the Company agreed to issue and sell, in a best-efforts registered offering, an aggregate of 13,333,333 Class A ordinary shares, par value US$0.0001 per share, at a public offering price of US$0.60 per share, together with warrants to purchase up to 26,666,666 additional Class A ordinary shares. Each whole warrant is immediately exercisable for one Class A ordinary share at an exercise price equal to 110% of the public offering price and will expire on March 12, 2026. The offering closed on November 12, 2025 and resulted in gross proceeds of approximately US$8.0 million, before deducting placement agent fees and offering expenses. The securities were offered pursuant to an effective registration statement on Form F-1 (SEC File No. 333-289797), and D. Boral Capital LLC acted as the sole placement agent in the offering. In connection with the offering, the Company’s directors and executive officers entered into customary 90-day lock-up agreements, and the Company intends to use the net proceeds primarily for business expansion, research and development, technology upgrades and talent recruitment.

Reverse Share Split

On February 23, 2026, the Company’s shareholders approved, and on February 25, 2026 the Board of Directors confirmed, a reverse share split at a ratio of one-for-twenty-five (1-for-25). The reverse share split became effective on March 16, 2026. As a result of the reverse share split, the par value per ordinary share was increased from US$0.0001 to US$0.0025, the total number of authorized ordinary shares was reduced from 500,000,000 to 20,000,000, and every twenty-five (25) outstanding Class A ordinary shares and every twenty-five (25) outstanding Class B ordinary shares was consolidated into one Class A ordinary share and one Class B ordinary share, respectively. Following the reverse share split, the Company had 1,615,128 Class A ordinary shares and 200,000 Class B ordinary shares outstanding. The Company’s new CUSIP number is G2748R205. The reverse share split was undertaken primarily to meet the Nasdaq minimum bid price requirement for continued listing on the Nasdaq Capital Market.

Increase in Authorized Share Capital

On July 14, 2026, at an extraordinary general meeting, the Company’s shareholders approved an increase of the Company’s authorized share capital from US$50,000, divided into 19,800,000 Class A ordinary shares and 200,000 Class B ordinary shares of a par value of US$0.0025 each, to US$2,500,000, divided into 900,000,000 Class A ordinary shares and 100,000,000 Class B ordinary shares of a par value of US$0.0025 each, through the creation of an additional 880,200,000 Class A ordinary shares and an additional 99,800,000 Class B ordinary shares. In connection with the increase, the shareholders also approved the adoption of the Fourth Amended and Restated Memorandum and Articles of Association of the Company, which amended the authorized share capital description to reflect the increase and became effective on the same date.

Share Subscription by the Chairman

On May 21, 2026, we entered into a share subscription agreement (the “Subscription Agreement”) with Mr. Dingxin SUN, the Chairman of the Company, pursuant to which Mr. Sun purchased 400,000 Class B ordinary shares from the Company at a purchase price of $2.00 per share, for aggregate gross proceeds of $800,000. The transaction closed on August 4, 2026. Following the closing of the transaction, Mr. Sun beneficially owns, directly or indirectly through Decent Limited, 321,040 Class A ordinary shares and 600,000 Class B ordinary shares of the Company, representing approximately 90.5% of the total voting power of the Company.

Follow-on Offering, October 2026

On October 2, 2026, the Company entered into a securities purchase agreement with a certain investor (the “Investor”), pursuant to which the Company agreed to issue and sell, (i) in a registered direct offering (the “Registered Direct Offering”), 177,000 Class A ordinary shares (the “Shares”) and pre-funded warrants to purchase up to 645,828 Class A ordinary shares (the “Pre-Funded Warrants”); and (ii) in a concurrent private placement (the “Private Placement”, together with the Registered Direct Offering, the “October 2026 Offering”), unregistered warrants to purchase up to 822,828 Class A ordinary shares, equivalent to 100% of the Shares and the Class A ordinary shares underlying the Pre-Funded Warrants (the “Warrants”). The purchase price was $1.50 per Share and accompanying Warrant, or $1.4999 per Pre-Funded Warrant and accompanying Warrant. Each Pre-Funded Warrant is immediately exercisable for one Class A ordinary share at a remaining exercise price of $0.0001 per share, subject to adjustment, and will expire when exercised in full. Each Warrant is immediately exercisable for one Class A ordinary share at an exercise price of $1.50 per share, subject to adjustment, and will expire on October 5, 2028. The offering closed on October 5, 2026 and resulted in gross proceeds of approximately $1.23 million, before deducting placement agent fees and offering expenses and excluding any proceeds from the exercise of the Warrants. The Company intends to use the net proceeds primarily for business expansion, research and development, service promotion, technology upgrades and talent recruitment.

The Shares, the Pre-Funded Warrants and the Class A ordinary shares underlying the Pre-Funded Warrants were offered pursuant to the Company’s registration statement on Form F-3 (SEC File No. 333- 295313), as amended (the “Registration Statement”), which became effective on May 7, 2026, and a prospectus supplement dated October 2, 2026. The Warrants and the Class A ordinary shares underlying the Warrants were not registered under the Registration Statement and were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder. FT Global Capital, Inc. acted as the Company’s exclusive North America placement agent on a reasonable best-efforts basis in connection with the offering. In connection with the offering, the Company’s directors and executive officers entered into customary 60-day lock-up agreements.

In connection with the Private Placement, the Company entered into a registration rights agreement with the Investor, pursuant to which the Company agreed to register the resale of the Class A ordinary shares underlying the Warrants. The Company is required to file an initial resale registration statement on Form F-3, or another appropriate form if Form F-3 is unavailable, as soon as practicable and no later than the 45th calendar day after closing. The Company agreed to use its best efforts to obtain effectiveness of the initial resale registration statement as soon as practicable and no later than the earlier of (i) the 60th calendar day after closing, or the 90thcalendar day if the registration statement is subject to a full SEC review; and (ii) the second business day after the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review. This prospectus forms a part of such registration statement. For the avoidance of doubt, the Investor is the Selling Shareholder named in this prospectus. See the section titled “Selling Shareholder” beginning on page 34 of this prospectus for details.

April 13, 2026 and July 23, 2026 Legal Proceedings

On April 13, 2026, a securities class action complaint (the “April Action”) was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals. The summons and complaint were served on the process agent of the Company on September 23, 2026. The Company has just been notified of the April Action in October 2026 and is currently reviewing the merits of such April Action.

On July 23, 2026, another securities class action complaint (the “July Action”) was filed in the Supreme Court of the State of New York, County of New York, also naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals, most of which are also named in the April Action. The claims in the July Action are substantially the same as the claims in the April Action. The summons and complaint were served on the process agent of the Company on August 11, 2026. The Company is currently reviewing the merits of such July Action and was granted an extension until November 2026 to answer the complaint.

Both the April and July Actions are at an early stage, and the Company is unable to predict such contingency or estimate any likely outcome at this time.

Our Products and Services

Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products that are used for water quality enhancement and pollutant removal.

Set forth below are the services and products provided by Decent China:

Wastewater Treatment

Our wastewater treatment services primarily focus on protein-rich wastewater treatment. Our innovative protein-rich wastewater treatment system is designed to address the environmental challenges associated with high-concentration organic waste faced by the agri-food processing industry. This system efficiently extracts and repurposes valuable proteins and polysaccharides from soybean wastewater, a common byproduct of soybean product production. Our process consists of three key steps: (1) extraction through centrifugal separation and temperature regulation, (2) purification and concentration using ultrafiltration, nanofiltration, and reverse osmosis, and (3) followed by sterilization and spray drying to produce edible protein products. Unlike traditional multi-stage biochemical treatments that merely aim to meet discharge standards, our method recovers a substantial amount of soluble proteins and polysaccharides, significantly reducing raw material and water costs for our customers, while ensuring the reusability of our treated water.

River Water Quality Management

Proper ecological river restoration and treatment play a vital role in constructing contemporary eco-cities and promoting sustainable urban development. Contrary to the traditional river restoration methods which consist of physical method (e.g., cleaning the river bottom silt and transfer artificial oxygenation into the river, which temporarily alleviate the pollution but do not address the root cause) and chemical method (referring to the addition of algaecide and flocculant into the river as cleaning agents, which tends to create secondary pollution and cause further damage to the underwater biological environment), we adopt a microbial bacteria remediation technology that uses microbial bacteria to promote the growth of pollutant-decreasing microorganisms, resulting in an increase in the dissolved oxygen concentration in the river and transforming the environment from anaerobic to aerobic. We believe the microbial bacteria remediation technology will increase biodiversity in the long run, raise the level of dissolved oxygen significantly, and eliminate black odor water in rivers.

Microbial Products for Water Quality Enhancement and Pollutant Removal Purposes

We have independently developed a variety of microbial products and agents that can quickly and efficiently improve water quality, remove pollutants, and treat black odor water. Our main products include a chemical oxygen demand (COD) reducing bacteria where COD refers to the amount of oxygen needed to oxidize soluble and particulate organic matter in water); an efficient algae removal bacteria, which can quickly remove algae, improve water transparency, dissipate sedimentary substrate and organic residues from the bottom of waterbodies, and prevent water eutrophication; an ammonia nitrogen decreasing bacteria, which is mainly used to decrease ammonia nitrogen in wastewater by cultivating biological strains that consume pollutants and removing organic ammonia nitrogen and inorganic ammonia nitrogen in water; a river conditioner, which is widely used in the ecological treatment and restoration of lakes and rivers; and a protein-rich wastewater treatment.

Our Growth Strategy

Phase-by-phase Development

Our growth strategy is divided into three main phases as follows:

●	Phase 1: Based on existing technologies and business areas, we continuously develop and innovate technologies and products for wastewater treatment, river water quality management, and microbial products that are used for water quality enhancement and pollutant removal to enhance the company’s position in the relevant markets.

●	Phase 2: Through offerings from time to time, we expect to have the financial resources to help us improve the construction process of projects and allow us to invest in the development of new technologies. We will expand the national market for ecological river restoration and water quality management, as well as wastewater treatment services, standardize and industrialize the technology used in our services and products, and set up regional companies or offices throughout the country as needed, or choose to cooperate with local governments, environmental companies, etc. to promote our business.

●	Phase 3: We aspire to become a leading enterprise in the industry, participate in build-operate-transfer (“BOT”), public-private partnership (“PPP”) and other large government projects, and expand steadily.

Expansion to Rural Sewage Treatment

Given that the water treatment equipment market demand is increasing rapidly in rural areas, we are further expanding our business to serve customers in villages and small towns with domestic sewage treatment needs. Customers in rural areas have smaller volume of sewage with water quality that is to be evaluated on a case-by-case basis. We adopt the more basic treatment technology in the sewage treatment in rural areas, and use buried or integrated water treatment equipment.

Competitive Advantages

We believe the following competitive strengths differentiate us from our competitors and contribute to our ongoing success:

All-in-one solutions

We offer a full range of wastewater treatment solutions, including engineering support, installation, and technical advice that are tailored to the customers’ needs. This allows us to reach a broader customer base with diverse wastewater treatment needs.

Innovation of Technology

We have an in-house R&D team with members possessing technical expertise in engineering and chemistry as well as a keen business sense. We believe they are critical in accurately understanding, capturing and meeting our customers’ needs.

Diverse and Loyal Customer Base

We have served a wide range of customers in the private sector spanning industries such as construction, agri-food processing, and automotive manufacturing. Our technology-based services and products enable us to serve a diverse customer base by offering innovative and tailored solutions that cater to specific industries and needs. We believe we have maintained good relationships with our customers by regularly visiting our customers’ sites to provide comprehensive design, installation, and commissioning services for equipment and systems. This hands-on approach ensures that our solutions are seamlessly integrated into their operations, and demonstrates our commitment to customer satisfaction.

Experienced Management Team and Personnel

Led by Mr. Dingxin SUN and Mr. Haicheng XU, our management team possesses substantial industry experience in business management, cost control, product research and development, investment decisions, and marketing.

Community Healthcare and Elderly Care Services

In March 2026, we launched Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), a new subsidiary incorporated under the laws of the PRC. Suncare’s AI-powered platform targets China’s “silver economy” (estimated at approximately US$4 trillion), integrating AI health monitoring, chronic disease management, IoT smart care devices, rehabilitation services, and online-to-offline (O2O) community service centers. Following its launch, Suncare recorded approximately US$1 million in gross transaction volume from early pilot programs. In March 2026, Suncare entered into a strategic cooperation agreement with a regional senior care operator to expand its footprint by approximately 70 community service locations across several provinces in eastern and northern China.

Community Service Network

Suncare delivers services through a network of community service locations operating under the Suncare brand. These locations serve as points of access for community-based and home-based care and daily-living services, and as venues for health education and wellness programming for community residents. As of August 14, 2026, our management estimated that the network comprised approximately 623 community service locations and approximately 200,000 paid members. These figures are management estimates and have not been independently verified. We are in the process of reconciling location lists, member rosters, payment records and activation and usage data, and the results of that reconciliation may differ from the estimates presented above.

Services

Our current and planned service offerings across the community service network include:

●	Connected health. Digital health profiles, wearable devices and home sensors, health monitoring, risk alerts and chronic-care support. Community services. Access to community-based and home-based care and daily-living services.

●	Family coordination. Services designed to keep family members informed of and engaged with the care being provided.

●	AI assistance. AI-assisted companionship and service coordination for daily living.

Certain of these capabilities are in operation and others remain under development. Our platform does not provide medical diagnosis or treatment, and licensed healthcare professionals retain responsibility for the provision of medical care.

Results of Operations

Our digital health and wellness segment generated approximately $3.5 million of training revenue during the six months ended April 30, 2026, at a gross margin of approximately 75.1%. Because the segment commenced operations in March 2026, this represents a partial period of operation and is not necessarily indicative of results for any future period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 33 of this prospectus.

Proposed Artificial Intelligence and Robotics Initiatives

We have identified the application of artificial intelligence and embodied robotics to senior care as a potential long-term extension of our community service network. These initiatives are at an early stage. We do not currently market or sell any Company-owned robotics products, and we have not generated any revenue from robotics-related activities.

We have entered into a partnership with Anhui Taihao Intelligent Technology Co., Ltd. (“Taihao Robotics”) to evaluate potential applications of embodied AI systems in home, healthcare and community environments. The scenarios we have identified for potential evaluation include social interaction and companionship, daily-living assistance, safety monitoring such as fall-risk detection and abnormal-event alerts, and personalization of services to individual routines and preferences. As of the date of this prospectus, we have internally set an initial deployment target of up to 3,000 Taihao Robotics’ health management robots across selected existing senior-care operation centers within our community service network. The specific quantity, timeline and scope of the planned deployment remain subject to product availability, commercial arrangements with Taihao Robotics, implementation readiness, user demand, regulatory considerations and other market conditions.

Our current planning contemplates partner evaluation, use-case selection and technical feasibility review during the second half of 2026; pilot design, safety protocols, consent and privacy processes and data-governance setup during the first half of 2027; and limited pilots thereafter. Any pilots would be conducted under informed consent, data minimization and safety protocols, and would be subject to applicable regulatory review.

We may not proceed with any of these initiatives. Implementation depends on partner agreements, technical validation, regulatory approvals and the availability of capital, and we can give no assurance that any of these initiatives will be commercialized on the timeline described or at all. See “Risk Factors” beginning on page 24 of this prospectus.

Holding Company Structure

Decent Cayman is a holding company with no material operations of its own. We currently conduct our operations primarily through Decent China and Suncare, our Operating Subsidiaries in China. Investors in our equity securities will not and may never directly hold equity interests in Decent China or Suncare. We indirectly control and receive the economic benefits of Decent China’s and Suncare’s business operations, if any, through our direct and indirect equity ownership.

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable laws and regulations. Nonetheless, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Decent Cayman will need to fund its activities by self-financing in the absence of dividends from its subsidiaries.

As of the date of this prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, Decent China is able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit Decent China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” and “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” set forth in our 2025 Annual Report incorporated herein by reference.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC Operating Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to Decent HK through loans or capital contributions without restrictions on the amount of the funds. Decent HK is permitted under the respective laws of Hong Kong to provide funding to WFOE through dividend distribution without restrictions on the amount of the funds. There are currently no restrictions on dividends transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash in US Dollars to its Operating Subsidiaries through an investment by increasing the Company’s registered capital in Decent China. The Company’s subsidiaries within China can transfer funds to each other, when necessary, through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiaries’ ability to transfer cash between PRC Operating Subsidiaries. The Company’s subsidiaries have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the Company and any of its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to U.S. investors. The Company’s business is primarily conducted through its Operating Subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its Operating Subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, Decent China is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To transfer cash from Decent HK to WFOE, Decent HK can increase its registered capital in WFOE, which requires a report with the local commerce department, the registration with the local administration for market regulation and registration with a local bank authorized by the SAFE, or through a shareholder loan, which requires a registration with the SAFE or its local bureau. Aside from the aforesaid declaration to the relevant authorities, there is no restriction or limitations on such cash transfer.

To make loans to Decent HK, WFOE or Decent China, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the SAFE in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE and Decent China jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times the net assets in the consolidated financial statement, and Decent China shall make a commitment to refrain from borrowing foreign debt in their own respective names.

Decent Cayman may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If Decent Cayman’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Decent Cayman.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, WFOE is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to Decent HK as a dividend. With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory general reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	WFOE may, upon a decision made by the shareholder, draw a discretionary common reserve from the after-tax profits. It may allocate a portion of its after-tax profits to fund its welfare and bonus funds; except in the event of a liquidation, these funds may not be distributed to shareholders. The Company does not participate in a such welfare fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As of the date of this prospectus, we have not paid any dividends or distributions to our shareholders.

Corporate Structure

The following diagram illustrates the corporate structure of the Company as of the date of this prospectus:

PRC Administrative and Procedural Requirements on Overseas Listing

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information.

On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO, which was closed on January 23, 2025. The result of our completion of record filing was also posted on the CSRC website on the same day. We have submitted the filing materials for the offering closed on November 12, 2025 and October 5, 2026 to the CSRC within the statutory time limit. As of the date of this prospectus, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. As of the date of this prospectus, we believe, except for the Overseas Listing Trial Measures, no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by PRC-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations, given that: (i) our PRC subsidiaries were incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings described in this prospectus are subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for the IPO that was completed, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the interpretation and implementation of the rules in the context of an overseas offering are still evolving. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that additional approvals or permissions from relevant PRC authorities are required for the IPO that was completed or any follow-on offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek approval or permission for the IPO that was completed or follow-on offerings.

For more detailed information, see “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” set forth in our 2025 Annual Report incorporated herein by reference.

Permissions Required from the PRC Authorities

As of the date of this prospectus, Decent China, the WFOE, Suncare and Decent HK   have obtained all necessary permissions and approvals to operate their respective business, including registration of incorporation, business licenses, permits for opening bank account, labor and employment recordation, social insurance registration, Internet Content Provider registration record and such other permissions and approval as required by the PRC regulatory authorities. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A ordinary shares could depreciate significantly or become worthless.

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that online platform operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Regulations on Network Data Security Protection (Draft for Comments) (the “Security Administration Draft”), for public comments, which reiterated that data processors that process personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. As of the date of this prospectus, the Security Administration Draft has not been enacted.

Based on the description regarding our business operations and our marketplace, and as advised by our PRC counsel, Guantao Law Firm, neither we or the Operating Subsidiaries are required to go through a cybersecurity review with the CAC for this offering pursuant to the Cybersecurity Review Measures, given that: (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future and (ii) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security. No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan. Therefore, we believe the impact of the CAC’s increasing oversight over data security on our business is immaterial as of the date of this prospectus. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Cybersecurity Review Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures or other laws and regulations related to privacy, data protection and information security. If our Operating Subsidiaries will be subject to cybersecurity review and network data security review in the future, it may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless.

Furthermore, as of the date of this prospectus, as advised by our PRC counsel, Guantao law firm, we and our PRC subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities to foreign investors; (2) are not subject to permission requirements from the CSRC, the CAC, or any other PRC governmental agencies; and (3) have not received or were denial such permission by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (1) do not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (2) inadvertently conclude that such permissions or approvals are not required, or (3) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO. The result of our completion of record filing was also posted on the CSRC website on the same day. We have submitted the filing materials for the offering closed on November 12, 2025 and October 5, 2026 to the CSRC within the statutory time limit.

Given the current PRC regulatory environment, it is uncertain whether we will be required to obtain additional approvals or permissions from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals in the future, then the value of our Class A ordinary shares may depreciate significantly or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

If we do not receive or maintain the approval, or permission, or inadvertently conclude that such approval or permission is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval or permission in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” set forth in our 2025 Annual Report incorporated herein by reference.

Recent Cybersecurity and Anti-Monopoly Regulatory Development in PRC

On November 7, 2016, the SCNPC issued the Cybersecurity Law of the PRC, or Cybersecurity Law, which became effective on June 1, 2017.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), the National Development and Reform Commission (the “NDRC”), the Ministry of Industry and Information Technology (the “MIIT”), the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the People’s Bank of China (the “PBOC”), the State Administration of Radio and Television (the “SAMR”), the China Securities Regulatory Commission (the “CSRC”), the State Secrecy Administration and the State Cryptography Administration jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022. To ensure the supply chain security of critical information infrastructure, safeguard network security and data security, and maintain national security, the Cybersecurity Review Measures stipulates that where any of the following conditions are met, a network security review shall be conducted: (i) a critical information infrastructure operator (the “CIIO”) purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities, which affect or may affect national security; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled, or maliciously used by foreign governments and the risk of network data security after going public overseas.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers (the “Assessment Measures”) which came into effect on 1 September 2022. The Assessment Measures is enacted in accordance with the Cybersecurity Law, the Data Security Law, the Personal Information Protection Law, and other laws and regulations to regulate outbound data transfers, protect personal information rights and interests, safeguard national security and social and public interests, and promote the security and free flow of data across borders. The Assessment Measures applies to the security assessment of the data processor who provides critical data and personal information overseas that are collected and generated in the operation of the PRC.

In addition, on September 24, 2024, the State Council promulgated the Regulations on Network Data Security Management, which became effective on January 1, 2025. According to the Regulations on Network Data Security Management, where it is necessary to provide important data generated or collected by a network data processor during its operation within the territory of the People’s Republic of China to overseas parties, such provision shall pass the security assessment for data cross-border transmission organized by the state cyberspace administration. In addition, data processors that process important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations that we are not expected to be subject to the cybersecurity review by the CAC for this offering, given that: (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future and (ii) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and thus may not be classified as core or important data by the authorities. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company or its subsidiaries in connection with our PRC Operating Subsidiaries’ operations. The Company is currently not required to obtain regulatory approval or permission from the CAC nor any other PRC authorities for the PRC Operating Subsidiaries’ data security and cybersecurity practices in its operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For more detailed information, see “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” set forth in our 2025 Annual Report incorporated herein by reference.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (was recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

For more detailed information, see “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” set forth in our 2025 Annual Report incorporated herein by reference.

Holding Foreign Companies Accountable Act (“HFCAA”)

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the legislation entitled the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our former auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. They are not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firm headquartered in China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

Our management team monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” set forth in our 2025 Annual Report incorporated herein by reference.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page 7 of this prospectus, and “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” and “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” set forth in our 2025 Annual Report incorporated herein by reference.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (“WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers  have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” on page 7 of this prospectus, and “Consolidated Financial Statements” in our 2025 Annual Report incorporated by reference in this prospectus.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 18 of this prospectus for additional information.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that as of the date of this prospectus, Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, directly and indirectly through Decent Limited, a British Virgin Islands company controlled by him, beneficially owns approximately 16.97% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing approximately 88.69% of the total voting power. He will continue to beneficially own more than 50% of the voting power of our issued and outstanding ordinary shares following this resale offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Summary — Implications of Being a Controlled Company” on page 19 of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 18 of this prospectus and “Item 3. Key Information - 3.D. Risk Factors — Risks Related to Our Class A Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Item 3. Key Information - 3.D. Risk Factors — Risks Related to Our Class A Ordinary Shares — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” set forth in our 2025 Annual Report incorporated herein by reference.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our IPO; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act (i) requiring insiders other than our directors and executive officers to file public reports of their share ownership and trading activities and (ii) establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, the Nasdaq listing rules allow us to follow corporate governance practices in our home country, the Cayman Islands, with respect to certain corporate governance requirements. Although we do not intend to rely on the “foreign private issuer” exemption under the Nasdaq listing rules, we are allowed to elect to rely on this exemption so long as we remain as a foreign private issuer. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Item 3. Key Information - 3.D. Risk Factors — Risks Related to Our Class A Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Item 3. Key Information - 3.D. Risk Factors — Risks Related to Our Class A Ordinary Shares — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” set forth in our 2025 Annual Report incorporated herein by reference.

Implications of Being a Controlled Company

Under the Nasdaq Rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We may be deemed a controlled company because as of the date of this prospectus, Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 16.97% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing approximately 88.69% of the total voting power. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Legal Proceedings

On April 13, 2026, a securities class action complaint (the “April Action”) was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals. The summons and complaint were served on the process agent of the Company on September 23, 2026. The Company has just been notified of the April Action in October 2026 and is currently reviewing the merits of such April Action.

On July 23, 2026, another securities class action complaint (the “July Action”) was filed in the Supreme Court of the State of New York, County of New York, also naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals, most of which are also named in the April Action. The claims in the July Action are substantially the same as the claims in the April Action. The summons and complaint were served on the process agent of the Company on August 11, 2026. The Company is currently reviewing the merits of such July Action and was granted an extension until November 2026 to answer the complaint.

Both the April and July Actions are at an early stage, and the Company is unable to predict such contingency or estimate any likely outcome at this time.

Corporate Information

Our principal executive office is located at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province, People’s Republic of China 264003. The telephone number of our principal executive offices is +86 0535-5247776. Our registered office is located at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, Grand Cayman KY1-1209, Cayman Islands. Our website is www.dxshengtai.com. The information contained on our website is not a part of this prospectus.

Summary of Risk Factors

Investing in our securities involves risks. You should carefully read and consider all of the information contained in this prospectus (including in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and “Item 3.D. Risk Factors” and “Consolidated Financial Statements” in the 2025 Annual Report incorporated by reference herein before making an investment decision. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A ordinary shares would likely decline, and you may lose all or part of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Special Note Regarding Forward-Looking Statements” for a discussion of forward-looking statements and the significance of forward-looking statements in the context of this prospectus.

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	Our business is subject to numerous trends and uncertainties that could have a material unfavorable effect on our net sales, revenue and income from continuing operations, and our historical results may not be indicative of our future performance. (see page 24 of this prospectus)

●	We are making significant investments in AI initiatives that may not yield the anticipated commercial benefits. (see page 25 of this prospectus)

●	Our AI models may reflect or perpetuate bias, including bias affecting elderly users or specific demographic groups. (see page 25 of this prospectus)

●	We depend on third-party AI technologies, platforms, and infrastructure, and any disruption to these relationships could adversely affect our operations. (see page 25 of this prospectus)

●	Rapid technological change in AI may render our technology obsolete or require us to make additional investments to remain competitive. (see page 25 of this prospectus)

●	We collect, process, and store substantial amounts of sensitive personal and health-related data of elderly users, which subjects us to significant privacy and data protection obligations under PRC law. (see page 25 of this prospectus)

●	PRC restrictions on cross-border data transfers may impair our ability to share data with the parent company or third-party service providers outside of China. (see page 25 of this prospectus)

●	Our AI systems and data infrastructure are subject to cybersecurity risks, including AI-specific attack vectors, that could result in unauthorized access to sensitive user data. (see page 26 of this prospectus)

●	We may face liability arising from the use of health data in AI training without adequate legal basis or user consent. (see page 26 of this prospectus)

●	China’s rapidly evolving AI regulatory framework may impose material compliance burdens and restrict or prohibit certain aspects of our business. (see page 26 of this prospectus)

●	Our AI-powered health management services may be subject to medical device regulation or healthcare licensing requirements that impose significant compliance obligations. (see page 26 of this prospectus)

●	Our AI systems are subject to algorithm governance requirements, including obligations to avoid discriminatory outcomes, that may be difficult and costly to satisfy. (see page 26 of this prospectus)

●	Compliance with global AI regulations, including the EU AI Act, may be required as we expand outside of China and may impose material additional compliance costs. (see page 26 of this prospectus)

●	We may face intellectual property claims relating to the data used to train our AI models or the AI-generated outputs of our systems. (see page 27 of this prospectus)

●	We may be unable to adequately protect our proprietary AI technology, algorithms, and models, which are central to our competitive advantage. (see page 27 of this prospectus)

●	The PRC senior care AI market is intensely competitive, and we may be unable to maintain our technological advantages against well-resourced competitors. (see page 27 of this prospectus)

●	The use of AI in healthcare services for elderly users creates heightened liability exposure, and we may face tort, product liability, or professional liability claims arising from adverse outcomes experienced by users. (see page 27 of this prospectus)

●	Negative publicity relating to our AI systems, including reports of errors, bias, privacy breaches, or harmful outcomes, could materially damage our reputation and reduce user adoption. (see page 27 of this prospectus)

●	Our AI systems process sensitive health data of a vulnerable population, creating heightened risks under elder protection laws and consumer welfare regulations. (see page 27 of this prospectus)

●	Our AI systems may generate content, recommendations, or outputs subject to PRC content regulation, including requirements relating to algorithm-generated content and deep synthesis technologies. (see page 28 of this prospectus)

●	Our AI-powered health management services remain at an early stage of development and are subject to uncertainties. (see page 28 of this prospectus)

Risks Related to This Offering and Our Securities

●	An active trading market for our Class A ordinary shares may not be maintained and the trading price for our Class A ordinary shares may fluctuate significantly. (see page 28 of this prospectus)

●	Regulatory developments and market scrutiny relating to companies with operations in China may affect investor perception of our Company and the trading price of our shares. (see page 29 of this prospectus)

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chair and Chief Executive Officer, and their interest may not be aligned with the interests of our other shareholders. (see page 29 of this prospectus)

●	Future issuances of our Class B ordinary shares may be dilutive to the voting power of the holders of our Class A ordinary shares. (see page 29 of this prospectus)

●	Our Fourth Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares. (see page 29 of this prospectus)

●	We may incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares. (see page 30 of this prospectus)

●	If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired. (see page 30 of this prospectus)

●	Nasdaq’s proposed $5 million minimum market value continued listing requirement previously approved by SEC now stayed pending further action from the SEC. If affirmed by SEC, such rule could result in immediate suspension and delisting of our Class A ordinary shares without any cure period or opportunity to regain compliance. (see page 30 of this prospectus)

●	Our Class A ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. (see page 31 of this prospectus)

●	The sale or availability for sale of substantial amounts of our Class A ordinary shares, including sales of Warrant Shares by the Selling Shareholder or the perception that such sales could occur, could adversely affect their market price. (see page 31 of this prospectus)

●	We have broad discretion in the use of the net proceeds from Private Placement and the exercise of any Warrants issued therein that may occur, and we may not use them effectively. (see page 31 of this prospectus)

●	We are a defendant in two putative securities class actions, which could result in substantial costs and divert management’s attention. (see page 32 of this prospectus)

THE OFFERING

Class A ordinary shares offered by the Selling Shareholder:	Up to 822,828 Class A ordinary shares

Selling Shareholder	Sabby Volatility Warrant Master Fund, Ltd.

Class A ordinary shares issued and outstanding prior to completion of this offering	1,892,128 Class A ordinary shares as of October 22, 2026 (assuming none of the Warrants are exercised)

Class A ordinary shares issued and outstanding after giving effect to the sale of the shares registered hereunder by the Selling Shareholder	2,714,956 Class A ordinary shares (assuming all Warrants are exercised in full)

Plan of distribution:	The Selling Shareholder, and any of its pledgees, and successors-in-interest, may offer or sell the Warrant Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may also resell the Warrant Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 36 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholder.

Use of proceeds:	We will not receive any proceeds from the sales of issued and outstanding Class A ordinary shares by the Selling Shareholder. See “Use of Proceeds” on page 35 of this prospectus.

Risk factors:	Investing in our Class A ordinary shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 24 of this prospectus, the “Risk Factors” section in our 2025 Annual Report, and in the “Risk Factors” section in any applicable prospectus supplement and any document incorporated by reference herein, before deciding to invest in our Class A ordinary shares.

Trading market and symbol:	Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “DXST”.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in the accompanying base prospectus and under similar headings in our 2025 Annual Report as updated by our subsequent filings, some of which are incorporated by reference herein, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Related to Our Business and Industry

Our business is subject to numerous trends and uncertainties that could have a material unfavorable effect on our net sales, revenue and income from continuing operations, and our historical results may not be indicative of our future performance.

Our results of operations are affected by a wide range of trends, events and uncertainties, many of which are outside our control and any of which could have a material unfavorable effect on our net sales, revenue or income from continuing operations in future periods.

These include, among others:

●	changes in the demand for our wastewater treatment, river water quality management, product sales and digital health and wellness services, including as a result of changes in the level of governmental and municipal spending on environmental projects in the PRC, changes in environmental policy and enforcement, and changes in consumer preferences and spending;

●	fluctuations in our revenue mix among our business lines, which carry different gross margins, and the resulting effect on our overall gross margin and profitability;

●	the project-based and non-recurring nature of a substantial portion of our revenue, the timing of project awards, commencement, completion and acceptance, and our ability to secure new projects on comparable terms;

●	our reliance on a limited number of customers, the timing of their payments, their financial condition, and the loss of or reduction in business from any of them;

●	the availability and cost of raw materials, equipment, labor and subcontractors, and our ability to pass cost increases on to customers;

●	competition in each of our markets, including pricing pressure and the entry of larger or better-capitalized competitors;

●	our ability to collect accounts receivable on a timely basis and the level of our allowance for credit losses;

●	the performance and growth of our digital health and wellness business, which has a limited operating history, and the costs of investing in and expanding that business;

●	our ability to develop, commercialize and protect new technologies and products, and the level of our research and development expenditures;

●	macroeconomic conditions in the PRC and globally, including economic growth rates, inflation, interest rates, currency exchange rates and conditions in the real estate, construction and infrastructure sectors;

●	changes in laws, regulations, licensing and permitting requirements, taxation and government policy in the PRC, Hong Kong, the Cayman Islands and the United States, and the costs of compliance;

●	seasonality and weather conditions affecting the timing of our projects;

●	the costs and management attention associated with litigation and regulatory matters, including the pending securities class action described elsewhere in this prospectus;

●	our ability to maintain compliance with Nasdaq continued listing requirements and the effect of any deficiency on our ability to raise capital; and

●	the other risks described in this “Risk Factors” section.

Our AI systems may not perform as intended, which could harm our business, reputation, and results of operations.

Suncare’s platform relies on AI technologies, including machine learning models, predictive health analytics, and intelligent care coordination algorithms, to deliver services to elderly users. AI systems are inherently subject to errors, inaccuracies, and unpredictable outputs, including so-called “hallucinations” in which AI systems generate plausible but factually incorrect information. In a senior healthcare context, such errors could result in inappropriate health recommendations, failure to identify urgent care needs, or delivery of inaccurate wellness guidance to vulnerable elderly users. Any such failures could cause serious harm to users, expose the Company to liability, damage our brand, and result in reduced user adoption and membership retention.

We are making significant investments in AI initiatives that may not yield the anticipated commercial benefits.

We are making, and expect to continue to make, significant investments in AI research, development, and deployment to support Suncare’s platform. There can be no assurance that our AI initiatives will enhance our products or services, improve operational efficiency, or generate returns commensurate with our investment. If our AI-powered health management solutions fail to meet user expectations or perform worse than competing non-AI solutions, our business, financial condition, and results of operations could be materially and adversely affected.

Our AI models may reflect or perpetuate bias, including bias affecting elderly users or specific demographic groups.

AI models are trained on datasets that may contain historical biases, reflect societal prejudices, or fail to adequately represent the diversity of our target user population. Suncare’s AI systems serve an elderly population, a demographic group that has historically been underrepresented in large-scale health technology datasets. As a result, our AI models may produce biased outputs that are disproportionately inaccurate, unhelpful, or harmful to certain user segments. Any such bias could expose the Company to reputational harm, regulatory scrutiny, and legal liability.

We depend on third-party AI technologies, platforms, and infrastructure, and any disruption to these relationships could adversely affect our operations.

Suncare’s platform incorporates AI technologies and cloud computing infrastructure provided by third-party vendors. Our reliance on these third parties creates significant operational dependencies. If any of these vendors experience service disruptions, increase pricing, alter their products, change their terms of service, or cease to provide services, we may not be able to find adequate replacements on a timely basis or at all. In addition, third-party AI vendors may be subject to PRC regulatory restrictions, export control measures, or sanctions that limit the availability or functionality of their services in China.

Rapid technological change in AI may render our technology obsolete or require us to make additional investments to remain competitive.

The AI industry is characterized by rapid and continuous technological change. New AI architectures, large language models, multimodal AI systems, and healthcare AI applications are being developed and commercialized at an accelerating pace. There can be no assurance that our AI systems and platform technologies will remain competitive or relevant as the technological landscape evolves. Failure to keep pace with technological developments could result in loss of market share, user attrition, and diminished competitive positioning in the PRC senior care technology market.

We collect, process, and store substantial amounts of sensitive personal and health-related data of elderly users, which subjects us to significant privacy and data protection obligations under PRC law.

Suncare’s AI platform collects, processes, and stores large volumes of personal information relating to elderly users, including health status data, biometric data, medical history records, location information, and behavioral data. Under the PRC Personal Information Protection Law (“PIPL”), the PRC Data Security Law (“DSL”), and the PRC Cybersecurity Law (“CSL”), personal information, and in particular sensitive personal information, is subject to heightened protection requirements. Failure to comply with these requirements could result in administrative penalties of up to RMB 50 million or five percent (5%) of annual revenue, suspension or revocation of operating licenses, and reputational harm.

PRC restrictions on cross-border data transfers may impair our ability to share data with the parent company or third-party service providers outside of China.

Under the PIPL, DSL, CSL, and related regulations, the cross-border transfer of personal information and important data by PRC entities is subject to significant restrictions, including mandatory security assessments administered by the Cyberspace Administration of China (“CAC”), standard contractual clause requirements, and, in some cases, an outbound data transfer ban. These restrictions may impair our ability to share data with Decent Holding Inc., our offshore parent company, or with third-party AI vendors, cloud providers, or investors located outside of China.

Our AI systems and data infrastructure are subject to cybersecurity risks, including AI-specific attack vectors, that could result in unauthorized access to sensitive user data.

Cyberattacks are increasingly sophisticated and AI-powered, and organizations operating AI-driven platforms face novel attack vectors, including prompt injection attacks, model inversion attacks, membership inference attacks, and adversarial input attacks. Our platform stores sensitive health and personal information of elderly users. A successful cyberattack or data breach could result in unauthorized access to or disclosure of sensitive user health data, interruption of platform services, regulatory investigations, significant fines and penalties, and material reputational harm.

We may face liability arising from the use of health data in AI training without adequate legal basis or user consent.

Training, fine-tuning, and validating AI models used in healthcare applications requires access to large volumes of health and behavioral data. The legal basis for processing such data for AI model training purposes under the PIPL and applicable health data regulations in China remains uncertain and evolving. Any regulatory determination that our AI training practices are unlawful could require us to delete or retrain AI models, expose us to regulatory penalties, and erode user trust.

China’s rapidly evolving AI regulatory framework may impose material compliance burdens and restrict or prohibit certain aspects of our business.

China has enacted a series of AI-specific regulations in recent years, including the Provisions on the Administration of Algorithmic Recommendations, the Provisions on the Administration of Deep Synthesis Internet Information Services, and the Interim Measures for the Management of Generative Artificial Intelligence Services. Compliance with these and future regulations may require us to significantly modify our AI systems, limit the functionality of our platform, incur substantial compliance costs, and restrict our ability to use AI in ways that are commercially beneficial.

Our AI-powered health management services may be subject to medical device regulation or healthcare licensing requirements that impose significant compliance obligations.

In China, software and AI systems intended to assist in or make medical diagnoses, treatment recommendations, or clinical decisions may be classified as Class II or Class III medical devices and regulated by the National Medical Products Administration (“NMPA”). While we believe our current AI services are positioned as general health management and wellness solutions, the regulatory boundary between general health AI and regulated medical device software in China is not clearly defined and continues to evolve. If our AI systems are classified as medical devices, we would be required to obtain pre-market approval and comply with significant additional requirements.

Our AI systems are subject to algorithm governance requirements, including obligations to avoid discriminatory outcomes, that may be difficult and costly to satisfy.

China’s Provisions on the Administration of Algorithmic Recommendations impose obligations on algorithmic recommendation service providers to ensure their algorithms do not engage in price discrimination or exploit user addiction. As an AI platform serving elderly users, we are subject to heightened scrutiny regarding the fairness and non-discriminatory application of our recommendation and health management algorithms. Demonstrating compliance may require significant investment in AI explainability and auditing capabilities.

Compliance with global AI regulations, including the EU AI Act, may be required as we expand outside of China and may impose material additional compliance costs.

The European Union’s Artificial Intelligence Act (“EU AI Act”), which enters into force on a phased timeline through 2027, establishes a risk-tiered regulatory framework with significant obligations for high-risk AI systems, including those used in healthcare and social welfare contexts. AI systems used in the senior care and healthcare sectors may be classified as high-risk under the EU AI Act, requiring conformity assessments, technical documentation, human oversight measures, and CE marking. Penalties for non-compliance can reach EUR 35 million or 7% of global annual turnover.

We may face intellectual property claims relating to the data used to train our AI models or the AI-generated outputs of our systems.

There is significant legal uncertainty regarding whether the use of third-party data for AI model training constitutes infringement of copyright, misappropriation of trade secrets, or violation of database rights. In China and other jurisdictions, the legal status of AI-generated outputs—including whether such outputs can be owned, licensed, or constitute infringement of third-party intellectual property—remains unsettled. We may be subject to claims by data providers, healthcare institutions, research organizations, or other third parties alleging that our AI training practices or AI-generated outputs infringe their intellectual property rights.

We may be unable to adequately protect our proprietary AI technology, algorithms, and models, which are central to our competitive advantage.

Suncare’s competitive position depends substantially on the proprietary nature of its AI algorithms, health management models, and platform architecture. We rely on trade secret protection, contractual restrictions, and, where available, patent protection to protect our proprietary AI technologies. However, trade secret and other intellectual property protections may not be sufficient to prevent misappropriation of our technology by current or former employees, contractors, partners, or competitors. Loss of proprietary AI technology could materially impair our competitive position and the value of our business.

The PRC senior care AI market is intensely competitive, and we may be unable to maintain our technological advantages against well-resourced competitors.

The market for AI-powered senior care and digital health services in China is competitive and rapidly evolving. We face competition from large technology companies (including companies affiliated with Alibaba, Tencent, Baidu, and ByteDance), dedicated digital health platforms, traditional healthcare institutions adopting AI-driven tools, and international companies entering the China market. Many of our competitors have substantially greater financial resources, larger engineering and AI research teams, and more extensive data assets than we do.

The use of AI in healthcare services for elderly users creates heightened liability exposure, and we may face tort, product liability, or professional liability claims arising from adverse outcomes experienced by users.

Suncare’s AI-powered platform provides health management recommendations, wellness guidance, and care coordination services to elderly users, many of whom may have significant underlying health conditions. If our AI systems provide inaccurate health recommendations, fail to identify urgent health concerns, or contribute to adverse health outcomes, the Company and its affiliates may face significant tort, product liability, consumer protection, or professional liability claims. Elderly users may be particularly vulnerable to harm arising from AI errors, and the consequences in this population could be severe.

Negative publicity relating to our AI systems, including reports of errors, bias, privacy breaches, or harmful outcomes, could materially damage our reputation and reduce user adoption.

Consumer trust is fundamental to the adoption of AI-powered health management services, particularly among elderly users and their family members. Negative media coverage, social media campaigns, or regulatory enforcement actions relating to AI errors, algorithmic bias, data breaches, or harmful health outcomes could significantly damage Suncare’s reputation and the willingness of users to adopt or continue using our platform. Reputational damage could lead to user attrition, partner defections, difficulty attracting qualified AI talent, and adverse effects on the Company’s stock price.

Our AI systems process sensitive health data of a vulnerable population, creating heightened risks under elder protection laws and consumer welfare regulations.

Elderly individuals are increasingly recognized as a protected and potentially vulnerable class under Chinese consumer protection, elder rights, and healthcare regulations. The PRC Law on Protection of the Rights and Interests of the Elderly and related regulations impose obligations on service providers to protect the rights and interests of elderly consumers. The use of AI systems that may not be optimized for elderly users (including those with cognitive decline, limited digital literacy, or physical limitations) could be found to violate elder protection laws or constitute unfair commercial practices.

Our AI systems may generate content, recommendations, or outputs subject to PRC content regulation, including requirements relating to algorithm-generated content and deep synthesis technologies.

To the extent that Suncare’s AI platform generates health information, wellness content, or communications for delivery to users, such content may be subject to PRC regulations governing AI-generated and AI-edited content. China’s Provisions on the Administration of Deep Synthesis Internet Information Services require that AI-generated content be labeled as such and comply with applicable content standards. AI-generated health information that is inaccurate, misleading, or unverified could violate PRC regulations prohibiting the dissemination of false information on health and medical topics.

Our AI-powered health management services remain at an early stage of development and are subject to uncertainties.

Suncare’s AI platform remains at an early stage of development, and its future performance is subject to uncertainties. It has limited revenue track record and there is no assurance that it will achieve long-term commercial viability. Our AI-powered health management services involve significant technological, regulatory, market adoption, and operational risks. We may not be able to achieve or maintain the levels of performance, reliability, accuracy, safety, or cost-efficiency required for sustained customer adoption. In addition, the development and deployment of AI-driven health solutions may expose us to evolving legal standards, heightened scrutiny, cybersecurity incidents, and reputational harm.

There can be no assurance that we will successfully anticipate, identify, or mitigate all risks, defects, vulnerabilities, or compliance obligations associated with this new business line. Our AI-powered health management services may fail to achieve expected commercial traction, may experience slower-than-anticipated growth, or may require greater investment than currently planned. Any inability to achieve continued commercial viability, scale the business, or comply with applicable regulatory requirements could result in impairment of our investments, increased liabilities, and a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Related to This Offering and Our Securities

An active trading market for our Class A ordinary shares may not be maintained and the trading price for our Class A ordinary shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A ordinary shares will be maintained. If an active public market for our Class A ordinary shares is not maintained, the market price and liquidity of our Class A ordinary shares may be materially and adversely affected. We are registering for resale by the Selling Shareholder of up to 822,828 Class A ordinary shares upon exercise of the Warrants. Sales of substantial amounts of our Class A ordinary shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the Selling Shareholder may sell such Class A ordinary shares in the public market. Furthermore, in the future, we may issue additional Class A ordinary shares or other equity or debt securities convertible into our Class A ordinary shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline. We can provide no assurance that the trading price of our Class A ordinary shares after this resale offering will not decline. As a result, investors in our Class A ordinary shares may experience a significant decrease in the value of their shares.

Regulatory developments and market scrutiny relating to companies with operations in China may affect investor perception of our Company and the trading price of our shares.

U.S.-listed companies with substantial operations in China have in recent years been subject to increased attention from investors, financial commentators, market participants and regulatory authorities, including the SEC and Nasdaq. This attention has included a focus on, among other things, financial reporting, internal control over financial reporting, corporate governance practices, related party transactions and the adequacy of public disclosures.

In addition, U.S. regulators and lawmakers have from time to time considered, proposed or adopted additional rules, guidance and other measures relating to China-based and other emerging market companies listed in the United States, including with respect to disclosure, audit, corporate governance and listing standards. These developments may result in additional compliance obligations, increased regulatory attention or changes in market perception of companies with operations in China.

As substantially all of our operations are based in China, regulatory developments, market commentary or investor concerns relating generally to U.S.-listed companies with operations or business relationships in China may affect investor perception of our Company, even if such developments or concerns are not specific to us. Any such effect could result in increased volatility or a decline in the trading price of our shares.

The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chair and Chief Executive Officer, and their interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A ordinary shares and Class B ordinary shares. Under this structure, holders of Class A ordinary shares are entitled to one vote per Class A ordinary share, and holders of Class B ordinary shares are entitled to 20 votes per Class B ordinary share, which may cause the holders of Class B ordinary shares to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, Mr. Dingxin SUN, the Chairman of the Board of Directors of the Company, beneficially owns, directly and indirectly through Decent Limited, ordinary shares representing approximately 88.69% of the total voting power of the Company. Following the completion of this resale offering, assuming all Warrants are exercised and all Warrant Shares offered pursuant to this prospectus are sold by the Selling Shareholder, Mr. Sun will beneficially own, directly and indirectly through Decent Limited, ordinary shares representing approximately 80.74% of the total voting power of the Company. As a result, Mr. Sun has and will continue to have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B ordinary shares may also be dilutive to the holders of Class A ordinary shares. As a result, the market price of our Class A ordinary shares could be adversely affected.

Future issuances of our Class B ordinary shares may be dilutive to the voting power of the holders of our Class A ordinary shares.

Future issuances of our Class B ordinary shares, which can be approved by our board of directors, could result in dilution to existing holders of our Class A ordinary shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A ordinary shares.

In addition, there might be impact of the conversion of Class B ordinary shares to Class A ordinary shares on holders of Class A ordinary shares, including dilution and the reduction in aggregate voting power.

Our Fourth Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares.

Certain provisions of our Fourth Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Our Fourth Amended and Restated Memorandum and Articles of Association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our dual-class voting structure gives disproportionate voting power to the holders of our Class B ordinary shares. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital or otherwise and in such classes and series, if any, as the directors may determine, any or all of which may be greater than the rights associated with our Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the Class A ordinary shares may fall and the voting and other rights of the holders of our Class A ordinary shares may be materially and adversely affected.

We may incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares.

We may incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we may be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

To maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Class A ordinary shares could be subject to delisting.

While our Class A ordinary shares have generally traded above the minimum closing bid price of $1.00 per share since our initial public offering in January 2025, they have at times traded below that level. In order to maintain compliance with the Bid Price Requirement, we effected a reverse share split of our Class A ordinary shares and Class B ordinary shares at a ratio of 1-for-25, which became effective on March 16, 2026. There can be no assurance that the market price of our Class A ordinary shares will remain at or above $1.00 per share. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A ordinary share is a “penny stock,” which will require brokers trading in our Class A ordinary share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Nasdaq’s proposed $5 million minimum market value continued listing requirement previously approved by SEC now stayed pending further action from the SEC. If affirmed by SEC, such rule could result in immediate suspension and delisting of our Class A ordinary shares without any cure period or opportunity to regain compliance.

On January 13, 2026, Nasdaq proposed a new listing rule requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum market value of listed securities of $5 million (the “MVLS Rule”). Under the MVLS Rule, if our market value falls below $5 million for 30 consecutive business days, our Class A ordinary shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal. On July 22, 2026, such rule was approved by the SEC and became effective.

On July 29, 2026, however, the SEC notified Nasdaq that it had received notices of intention to petition for review the SEC’s July 22, 2026 order approving the MVLS Rule. Pursuant to Rule 431(e) of the SEC’s Rules of Practice, the approval order has been stayed pending further action from the SEC. Accordingly, the MVLS Rule is currently not effective. As there is no prescribed timeline for SEC’s action, there is uncertainty as to whether and when such rule will become effective.

If affirmed by the SEC, the MVLS Rule would represent a fundamental departure from Nasdaq’s traditional approach to listing deficiencies. Unlike other continued listing requirements that provide companies with 180 days or more to regain compliance, the market value requirement would result in immediate and irreversible consequences. While we could request a hearing before a Nasdaq Listing Qualifications Hearings Panel to appeal a delisting determination, such a request would not prevent the immediate suspension of our Class A ordinary shares from trading. Furthermore, the Nasdaq Listing Qualifications Hearings Panel would have extremely limited discretion and could only reverse the delisting decision if it determines that the initial determination was in error, and could not consider evidence that we had subsequently regained compliance or grant us additional time to do so.

This proposed minimum market value of listed securities requirement reflects Nasdaq’s belief that once a company’s market value falls below $5 million, the challenges facing that company are generally not temporary and are so severe that the company is unlikely to regain and sustain compliance for the long term. Nasdaq further believes it is difficult to maintain fair and orderly markets for such low-value companies.

Our market value of listed securities is currently below $5 million, there is no assurance that our market value would rise above $5 million in the future. Our market value is calculated as our consolidated closing bid price multiplied by our total number of listed securities. Factors that could cause our market value to remain below $5 million include further share price decline, lack of investor interest, adverse market conditions, negative developments in our business operations, dilutive financing transactions, or broader market volatility affecting microcap companies. If the MVLS Rule becomes effective and we are simultaneously addressing our existing minimum bid price deficiency when our market value remains below $5 million, we could face multiple overlapping delisting threats that compound the risk of delisting.

If the MVLS Rule becomes effective and we fail to maintain the required market value for 30 consecutive business days, our Class A ordinary shares would be immediately suspended from trading and delisted from Nasdaq with no opportunity to cure the deficiency, which would have severe adverse consequences for our business, our ability to raise capital, and the liquidity and value of our shareholders’ investments.

Our Class A ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A ordinary shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A ordinary shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A ordinary shares may not develop or be sustained.

The sale or availability for sale of substantial amounts of our Class A ordinary shares, including sales of Warrant Shares by the Selling Shareholder or the perception that such sales could occur, could adversely affect their market price.

Sales of substantial amounts of our Class A ordinary shares in the public market, including the Class A ordinary shares underlying the Warrants, could adversely affect the market price of our Class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future.

On behalf of the Selling Shareholder, we are registering for resale up to 822,828 Class A ordinary shares issuable upon exercise of the Warrants. The sale by the Selling Shareholder of a substantial number of such shares could have a material adverse effect on the market price of our Class A ordinary shares. In addition, the perception in the public markets that the Selling Shareholder may sell all or a portion of their Warrant Shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our Class A ordinary shares. We cannot predict the effect, if any, that market sales of the securities offered hereunder or the availability of those securities for sale will have on the market price of our Class A ordinary shares.

In addition, shares held by our existing shareholders may be sold in the public market in the future, subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares.

Furthermore, we may in the future issue additional equity securities, including Class A ordinary shares, pre-funded warrants, and warrants, or securities issued in connection with strategic transactions, acquisitions, employee incentive plans, or capital-raising activities. Any such future issuances could further dilute existing shareholders, depress the trading price of our Class A ordinary shares, and increase the number of shares available for resale in the public market. The potential for dilution may also make it more difficult for investors to realize a return on their investment. There can be no assurance that we will not issue additional securities in the future, and any such issuances could materially and adversely affect the value of our securities.

We have broad discretion in the use of the net proceeds from October 2026 Offering and the exercise of any Warrants issued therein that may occur, and we may not use them effectively.

We will not receive any proceeds from the sale of the securities offered by this prospectus. We did receive gross proceeds of approximately $1.23 million from the sale of securities in the October 2026 Offering. We intend to use the net proceeds from the October 2026 Offering for working capital purposes. Our management will have broad discretion in the application of the net proceeds from the October 2026 Offering, as well as any proceeds from the exercise of any Warrants issued therein that may or may not occur, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business.

We are a defendant in two putative securities class actions, which could result in substantial costs and divert management’s attention.

On April 13, 2026, a putative securities class action (the “April Action”) captioned Briones, et al. v. SYLA Technologies Co., Ltd., et al., Index No. 154747/2026, was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies, including us, more than 10 broker-dealer firms, and certain individuals. The complaint was brought on behalf of a putative class of investors who acquired securities in, or traceable to, the initial public offerings of the issuer defendants, and asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 based on allegations that the issuer defendants and their underwriters failed to disclose an alleged coordinated pattern of market manipulation involving nano-cap and micro-cap companies. The complaint does not contain specific factual allegations of wrongdoing by us. Plaintiffs seek unspecified compensatory damages, rescission or rescissory damages, costs and expenses, and equitable or injunctive relief.

On July 23, 2026, another putative securities class action (the “July Action”) captioned Morales, et al. v. SYLA Technologies Co., Ltd., et al., Index No. 159271/2026, was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies, including us, more than 10 broker-dealer firms, and certain individuals, most of which are also named in the July Action. The claims in the July Action are substantially the same as the claims in the April Action. Similar to the April Action, the complaint in the July Action was brought on behalf of a putative class of investors who acquired securities in, or traceable to, the initial public offerings of the issuer defendants, and asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 based on allegations that the issuer defendants and their underwriters failed to disclose an alleged coordinated pattern of market manipulation involving nano-cap and micro-cap companies. The complaint in the July Action also does not contain specific factual allegations of wrongdoing by us. Similar to the April Action, plaintiffs in the July Action seek unspecified compensatory damages, rescission or rescissory damages, costs and expenses, and equitable or injunctive relief.

The summons and complaints of the April Action and the July Action were served on our process agent on September 23, 2026 and August 11, 2026, respectively. In respect of the April Action, the Company has just been notified of the action in October 2026 and is currently reviewing the merits of the claim. In respect of the July Action, the Company is currently reviewing the merits of the claim and was granted an extension until November 2026 to answer the complaint. Both the April and July Actions are at an early stage, and we are unable to predict its outcome or estimate any potential loss.

Securities litigation of this nature is expensive to defend regardless of outcome and may divert the attention of our management and other resources from our business. An adverse outcome could result in substantial damages, and claims under Sections 11 and 12(a)(2) do not require a showing of intent. In addition, the underwriters of our initial public offering may seek indemnification or contribution from us under the underwriting agreement with respect to the action, which could result in additional costs to us regardless of whether we remain a defendant. We maintain directors’ and officers’ liability insurance, but that coverage may be insufficient to cover our defense costs or any liability, and the existence of the action may increase the cost or reduce the availability of such insurance. See “Prospectus Summary — Legal Proceedings” on page 19 of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included in the 2025 Annual Report and our Report on Form 6-K filed with the SEC on August 3, 2026 (the “2026 Interim Results”) incorporated by reference in this prospectus. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

Comparison of Results of Operations for the Fiscal Years Ended October 31, 2025, 2024 and 2023

Information regarding key components of our results of operations for the fiscal years ended October 31, 2025, 2024 and 2023 is set forth under the heading “Item 5. Operating and Financial Review and Prospects” of our 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

Comparison of Results of Operations for the Six Months Ended April 30, 2026 and 2025

Information regarding key components of our results of operations for the six months ended April 30, 2026 and 2025 is set forth under the heading “Comparison of Results of Operations For the Six Months Ended April 30, 2026 and 2025” in Exhibit 99.1 to our 2026 Interim Results, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

SELLING SHAREHOLDER

This prospectus relates to the potential resale by the Selling Shareholder of up to 822,828 Class A ordinary shares issuable upon exercise of the Warrants (the “Warrant Shares”). None of the Warrant Shares covered by this prospectus have been issued as of the date of this prospectus. The Warrant Shares will be issued by us only upon exercise of the Warrants.

When we refer to the “Selling Shareholder” in this prospectus, we refer to the person listed in the table below, and its pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholder’s interest in the Warrant Shares after the date of this prospectus. To our knowledge, save for the purchase of the Shares, Pre-Funded Warrants and Warrants in the October 2026 Offering as further described below, the Selling Shareholder has not had any material relationship with us within the past three years.

The Selling Shareholder may, from time to time, offer and sell any or all of the Warrant Shares being registered for resale under the registration statement of which this prospectus forms a part. However, we cannot advise you as to whether the Selling Shareholder will, in fact, sell any or all of such Warrant Shares. In addition, the Selling Shareholder named below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, some or all of our securities in transactions exempt from or not subject to the registration requirements of the Securities Act after the date on which the information in the table is presented. See the section titled “Plan of Distribution” beginning on page 36 of this prospectus.

The table below sets forth, as of the date of October 22, 2026, information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Class A ordinary shares of the Selling Shareholder and the number of Class A ordinary shares that may be sold by the Selling Shareholder pursuant to this prospectus. The percentage of beneficial ownership of the Selling Shareholder before and after this resale offering is based on 1,892,128 Class A ordinary shares outstanding as of October 22, 2026. The second column lists the number of Class A ordinary shares beneficially owned by the Selling Shareholder, based on its ownership of Class A ordinary shares, Pre-funded Warrants and Warrants, as of October 22, 2026, assuming exercise of the Pre-funded Warrants and Warrants held by the Selling Shareholder on that date but taking account of any limitations on exercise set forth therein. The third column lists the Class A ordinary shares being offered by this prospectus by the Selling Shareholder and does not take into account any limitations on exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Warrants, this prospectus generally covers the resale of 100% of the maximum number of Class A ordinary shares issued or issuable pursuant to the Warrants. Because the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the Warrant Shares held by the Selling Shareholder.

Under the terms of the Warrants, the Selling Shareholder may not exercise the Warrants to the extent (but only to the extent) such Selling Shareholder or any of its affiliates would beneficially own a number of shares of our Class A ordinary shares which would exceed 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Shareholder may offer and sell some, all or none of its Warrant Shares.

The Class A ordinary shares being registered for resale pursuant to this prospectus will constitute a considerable percentage of our “public float” (defined as the number of our issued and outstanding Class A ordinary shares held by non-affiliates). The Selling Shareholder named below will upon full exercise of the Warrants beneficially own an aggregate of 822,828 Warrant Shares, which is equal to approximately 25.23% of our issued and outstanding Class A ordinary shares immediately after full exercise of the Pre-Funded Warrants and Warrants, assuming no further issuance of Class A ordinary shares before and during this resale offering. The Selling Shareholder will be able to sell its Warrant Shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholder may dispose of all, none or some portion of its Warrant Shares, we cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such Warrant Shares. No estimate can be given as to the number of Class A ordinary shares that will be beneficially owned by the Selling Shareholder upon completion or termination of this resale offering. For purposes of the table below, however, we have assumed that, upon completion of this resale offering, none of the Warrant Shares covered by the registration statement of which this prospectus forms a part will be beneficially owned by the Selling Shareholder and further assumed that the Selling Shareholder will not acquire or dispose of beneficial ownership of any other securities during this resale offering.

The following table is prepared based on information provided to us by the Selling Shareholder.

Name of Selling Shareholder	Class A Ordinary Shares Beneficially Owned Prior to This Resale Offering (2)(3)			Maximum Number of Class A Ordinary Shares Offered	Class A Ordinary Shares Beneficially Owned After This Resale Offering (2)(3)
	Number		%		Number	%
Sabby Volatility Warrant Master Fund, Ltd.(1)	99,376	(4)	4.99%	822,828	142,591	4.99%

(1)	The Selling Shareholder, Sabby Volatility Warrant Master Fund, Ltd. purchased the Warrants pursuant to the Private Placement (as defined below) in the October 2026 Offering (as defined below). The address of the Selling Shareholder is c/o Captiva (Cayman) Ltd, Governors Square, Bldg 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315, Grand Cayman KY1-1209, Cayman Islands. On October 2, 2026, the Company entered into a securities purchase agreement with the Selling Shareholder, pursuant to which the Company agreed to issue and sell, (i) in a registered direct offering, 177,000 Class A ordinary shares (the “Shares”) and pre-funded warrants to purchase up to 645,828 Class A ordinary shares (the “Pre-Funded Warrants”); and (ii) in a concurrent private placement (the “Private Placement”), unregistered warrants to purchase up to 822,828 Class A ordinary shares, equivalent to 100% of the Shares and the Class A ordinary shares underlying the Pre-Funded Warrants (the “Warrants”). The purchase price was $1.50 per Share and accompanying Warrant, or $1.4999 per Pre-Funded Warrant and accompanying Warrant. Each Pre-Funded Warrant is immediately exercisable for one Class A ordinary share at a remaining exercise price of $0.0001 per share, subject to adjustment, and will expire when exercised in full. Each Warrant is immediately exercisable for one Class A ordinary share at an exercise price of $1.50 per share, subject to adjustment, and will expire on October 5, 2028. The offering (the “October 2026 Offering”) closed on October 5, 2026.

For more information, please refer to “Prospectus Summary – Recent Developments – Follow-on Offering, October 2026” on pages 3 of this prospectus.

(2)	Applicable percentage ownership is based on 1,892,128 Class A ordinary shares outstanding as of October 22, 2026, and based on 2,714,956 Class A ordinary shares outstanding after this resale offering.

(3)	Assumes that (i) all Pre-Funded Warrants are exercised in full; and (ii) the Selling Shareholder exercises the Warrants in full to purchase 822,828 Class A ordinary shares and sells all of its Warrant Shares offered for sale pursuant to this prospectus.

(4)	This column lists the number of Class A ordinary shares beneficially owned by the Selling Shareholder as of October 22, 2026, after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of October 22, 2026, assuming the exercise of all warrants held by the Selling Shareholder, including both the Pre-Funded Warrants and the Warrants, the Selling Shareholder would beneficially own an aggregate of 1,448,857 shares of our Class A ordinary shares, consisting of (i) 822,828 Class A ordinary shares underlying the Warrants held by the Selling Shareholder (assuming the Warrants are exercised in full), all of which are being registered under this prospectus; (ii) 545,828 Class A ordinary shares underlying the Pre-Funded Warrants held by the Selling Shareholder (assuming the Pre-Funded Warrants are exercised in full), none of which are being registered under this prospectus and (iii) 80,201 Class A ordinary shares held by the Selling Shareholder, none of which are being registered under this prospectus.

USE OF PROCEEDS

All of the Class A ordinary shares offered by the Selling Shareholder pursuant to this prospectus will be issued upon exercise of the Warrants and sold solely for the account of the Selling Shareholder. We will not receive any of the proceeds from the sale of such shares, although we may receive proceeds from the exercise of the Warrants to the extent they are exercised for cash.

The Selling Shareholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholder in disposing of such Selling Shareholder’s Warrant Shares offered for sale under this prospectus, and we will bear all costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration, listing and qualification fees, printer fees, and fees and disbursements of our counsel and our independent registered public accountants.

We could potentially receive up to an aggregate of approximately $1.23 million in proceeds from the exercise of the Warrants, assuming the full exercise thereof for cash. The Selling Shareholder may be entitled to exercise the Warrants on a cashless basis under certain circumstances, in which case we would not receive any cash proceeds. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants, or that the Warrants will be in the money prior to their respective expiration dates. Accordingly, we may not receive any cash proceeds from the exercise of the Warrants.

We will retain broad discretion over the use of the net proceeds we may receive from any cash exercise of the Warrants. We currently expect to use the net proceeds that we may receive for working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds we may receive from any cash exercise of the Warrants. Our management, however, will have significant flexibility and discretion to apply the net proceeds we may receive from any cash exercise of the Warrants. If an unforeseen event occurs or business conditions change, we may use the proceeds we may receive from any cash exercise of the Warrants differently than as described in this prospectus.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all of their securities covered hereby directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices, which may be carried out on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the securities are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The sale of the Warrant Shares offered by this prospectus may be effected in one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	broker-dealers may agree with a Selling Shareholder to sell a specified number of such Warrant Shares at a stipulated price per share;

●	“at the market” into an existing market for securities;

●	through the writing or settlement of options on the shares, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell the Warrant Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Shareholder may transfer the Warrant Shares by other means not described in this prospectus.

The Selling Shareholder may sell the Warrant Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. The Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Warrant Shares if liabilities are imposed on that person under the Securities Act. It is possible that the Selling Shareholder will attempt to sell the Warrant Shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. The Selling Shareholder cannot assure that all or any of the securities offered in this prospectus will be sold by them.

In connection with sales of securities or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Shareholder may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge securities to broker-dealers that in turn may sell such securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Class A ordinary shares offered by this prospectus, which Class A ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder may also pledge or grant a security interest in some or all of its securities offered in this prospectus and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder may also transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholder in disposing of such Selling Shareholder’s Warrant Shares offered for sale under this prospectus, and we will bear all costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration, listing and qualification fees, printer fees, and fees and disbursements of our counsel and our independent registered public accountants.

In order to comply with the securities laws of certain states, if applicable, the Warrant Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such Warrant Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

In addition, the Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Warrant Shares by the Selling Shareholder or any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Warrant Shares to engage in market-making activities with respect to the Warrant Shares. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. All of the foregoing may affect the marketability of the Warrant Shares and the ability of any person or entity to engage in market-making activities with respect to the Warrant Shares.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales, in such case, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, in such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Warrant Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Warrant Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. The Selling Shareholder has informed the Company that as of the date of this prospectus, it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will make copies of this prospectus (as may be supplemented or amended from time to time) available to the Selling Shareholder and are informing the Selling Shareholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We may be indemnified by the Selling Shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the Warrant Shares will be freely tradable in the hands of persons other than our affiliates.

DETERMINATION OF OFFERING PRICE

The Selling Shareholder may offer the Warrant Shares at the prevailing market prices or privately negotiated prices. The offering price of our Class A ordinary shares does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Class A ordinary shares may not trade at the market prices in excess of the offering prices for our Class A ordinary shares in any public market and the offering price may be influenced by many factors, including the depth and liquidity in the marketplace.

DESCRIPTION OF SECURITIES BEING REGISTERED

This prospectus relates to the potential resale by the Selling Shareholder of up to 822,828 Class A ordinary shares issuable upon exercise of the Warrants (the “Warrant Shares”).

Instead of reproducing in full the description of our share capital in this prospectus, we incorporate by reference the description of our Class A ordinary shares and related shareholder rights contained in our 2025 Annual Report, including the description of our registered securities set forth in Exhibit 2.1 (Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934) thereto (the “Description of Securities”). The Description of Securities is incorporated herein by reference and should be read in conjunction with this prospectus. Except as described herein and in the documents incorporated by reference in this prospectus, there have been no material changes to our share capital since the filing of the 2025 Annual Report.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our 2025 Annual Report which is herein incorporated by reference.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$88.05
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since October 31, 2025.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered hereby and certain other legal matters will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Guantao Law Firm. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Guantao Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Decent Holding Inc. as of and for the fiscal year ended October 31, 2025 included in this prospectus have been audited by YCM CPA INC., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein. The consolidated financial statements of Decent Holding Inc. as of and for the fiscal years ended October 31, 2024 and October 31, 2023 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein. Such consolidated financial statements are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The office of YCM CPA INC. is located at 4482 Barranca Pkwy, Suite 239, Irvine, California 92604. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering of the securities being registered.

ENFORCEABILITY OF CIVIL LIABILITIES

For a description of enforceability of civil liabilities, please read “Item 10. Additional Information — 10.B. Memorandum and Articles of Association — Enforceability of Civil liabilities” in our 2025 Annual Report, and the “Enforceability of Civil Liabilities” section in our registration statement on Form F-1 (File No. 333-289797), as amended, initially filed with the SEC on August 22, 2025, both of which are incorporated by reference into this prospectus. There have been no material changes or developments to the enforceability of civil liabilities, since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the year ended October 31, 2025 filed with the SEC on March 2, 2026;

●	our Reports on Form 6-K filed with the SEC on March 5, 2026, March 10, 2026, March 12, 2026, June 1, 2026, June 22, 2026, July 14, 2026, August 3, 2026, September 17, 2026, October 6, 2026, October 15, 2026 and October 20, 2026 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act);

●	our Registration Statement on Form F-1 (File No. 333-289797) initially filed with SEC on August 22, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on January 21, 2025, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Decent Holding Inc., 4th Floor & 5th Floor, North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province, People’s Republic of China 264003.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Up to 822,828 Class A Ordinary Shares Issuable Upon Exercise of Warrants

Decent Holding Inc.

October 23, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own dishonesty, fraud, willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1+	Fourth Amended and Restated Memorandum and Articles of Association
4.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 6-K, filed on October 6, 2026)
4.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Report on Form 6-K, filed on October 6, 2026)
5.1+	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands legal counsel of Decent Holding Inc., regarding the validity of securities being registered
23.1+	Consent of YCM CPA INC.
23.2+	Consent of WWC, P.C.
23.3+	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4+	Consent of Guantao Law Firm
107+	Filing Fee Table

+	Filed herewith.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on October 23, 2026.

Decent Holding Inc.

By:	/s/ Haicheng Xu
Haicheng Xu
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Dingxin SUN		Chairman of the Board and Director	October 23, 2026
Name:	Dingxin SUN

/s/ Haicheng XU		Chief Executive Officer	October 23, 2026
Name:	Haicheng XU	(principal executive officer)

/s/ Francis Zhang		Chief Financial Officer	October 23, 2026
Name:	Francis ZHANG	(principal financial and accounting officer)

/s/ Dingyan Sun		Director	October 23, 2026
Name:	Dingyan SUN

/s/ Tao FENG		Director	October 23, 2026
Name:	Tao FENG

/s/ Zijian TONG		Director	October 23, 2026
Name:	Zijian TONG

/s/ Chun Yu Leeds CHOW		Director	October 23, 2026
Name:	Chun Yu Leeds CHOW

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on October 23, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.